Exhibit 10.1

March 25, 2015

TO : Calgon Carbon Japan KK

 Re : Renewal of the existing credit facility

Dear Sirs,

We are pleased to inform you that the short term credit facility currently provided to you by our bank will be renewed for another 1 (one) year based on the conditions mentioned as below.
Please note that those conditions are now applicable and no change was made.

[ Short Term Credit Facility ]
Amount	JPY1,500,000,000-
Signed on	March 31, 2010
Renewal Date	April 2, 2015
Maturity Date	March 31, 2016
Interest Rate	Short Term Prime Rate + 0.00% OR BTMU Tibor + 1.15%
Guarantee	Joint and several guarantee issued by the parent company (*)
Security	Eligible Inventory and Eligible Receivables
 (*Calgon Carbon Corporation)

Please note that, apart from the above mentioned facility, we are providing you with a long term loan signed on May 10, 2013 (outstanding balance of JPY450,000,000-) expiring at May 10, 2017.

As for detail of the applicable conditions on the above mentioned facilities, please refer to the relevant original agreements. Please feel free to contact with your relationship manager at Yaesudori Commercial Banking Office in charge, should you have any inquiry.

Sincerely,

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
By: /s/ Hirohisa Hasegawa, General Manager
Yaesudori Branch

Acknowledged by

/s/ Natsuo Watase, President
Date : March 26, 2015